Exhibit 2.2

BYLAWS

OF

B2DIGITAL. INC.

ARTICLE I

OFFICES

The principal office of the corporation shall be located in the City and County of Beverly Hills, State of California The corporation may have such other offices or relocate its principal office either within or without the state of incorporation as the Board of Directors may designate or as the business of the corporation may require from time to time.

The registered office of the corporation required by the Articles of Incorporation to be maintained in the state of incorporation may be, but need not be, identical with the principal office in the state of incorporation and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

SHAREHOLDERS

Section 1.       Annual Meeting. The annual meeting of the shareholders shall be held on such date as the Board of Directors shall determine by resolution. If the election of directors shall not be held on the day herein designated for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2.       Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 3.       Place of Meeting. The Board of Directors may designate any place, either within or without the state of incorporation, as the place of meeting for any annual or special meeting. A waiver of notice, signed by all shareholders entitled to vote at a meeting, may designate any place, either within or without the state of incorporation, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the registered office of the corporation in the state of incorporation.

Section 4.       Notice of Meeting. Written or printed notice, stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered and/or published as the laws of the state of incorporation shall provide.

Section 5.       Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of shareholders; such date, in case of a meeting of shareholders, shall be not more than 50 days nor less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

Section 6.       Quorum. One-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than one-third of the outstanding shares are represented at a meeting, a majority of the shares' so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

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Section 7.       Manner of Acting. . If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Articles of Incorporation or these Bylaws.

Section 8.       Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

Section 9.       Voting of Shares. Except as otherwise set forth in this Article II, each outstanding share of common stock shall entitle the registered holder thereof to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 10.      Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy of the other corporation as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, guardian, or conservator maybe voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of the shares into his name.

Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither shares of its own stock belonging to the corporation nor shares of its own stock held by another corporation if the majority of shares entitled to vote for the election of directors of such corporation is held by this corporation may be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

Section 11.      Cumulative Voting. Cumulative voting is not authorized.

Section 12.      Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders or any other action which may be taken at a meeting of the shareholders may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 13.      Voting by Ballot . Voting on -any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

Section 14.      Certification. The Board of Directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with the procedure thus established, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

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ARTICLE III

BOARD OF DIRECTORS

Section 1.       General Powers. The business and affairs of the corporation shall be managed by its Board of Directors. In addition to the powers and authorities by the Articles of Incorporation and by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

The Board of Directors shall have the power from time to time to delegate any of its powers in the ordinary course of business of the corporation to any standing or special committee or to any officer or agent and to appoint any persons as agents of the corporation with such powers (including the power to sub-delegate) and upon such terms as may be deemed fit.

Section 2.       Classification of Directors. The Board of Directors shall be divided into three classes, Class 1, Class 2 and Class 3, each class to be as nearly equal in number as possible, the term of office of Class 1 directors to expire at the first annual meeting of shareholders after their election, that of Class 2 directors to expire at the second annual meeting after their election, and that of' Class 3 directors to expire at the third annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. No classification of directors shall be effective prior to the first annual meeting of shareholders or at any time when the Board of Directors consists of less than six (6) members. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of anyone or more series of Preferred Stock shall have the tight, voting separately as .a class, to elect one or more directors of the Company, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

Section 3.       Number, Tenure, and Qualification. The number of directors of the corporation shall be as established from time to time by resolution of the Board of Directors provided that the number of directors shall not be reduced to less than three except that there need be only as many directors as there are shareholders in the event that the outstanding shares are held of record by fewer than three shareholders. Subject to the provisions of Section 2 of this Article III, each director shall hold office until the next annual meeting of shareholders or until his successor has been elected and qualified. Directors need not be residents of the state of incorporation or shareholders of the corporation.

Section 4.       Regular Meetings. A regular meeting of the Board of directors shall be held, without other notice than these By-laws, immediately after and at the same place as the annual meeting of shareholders. The. Board of Directors may provide, by resolution of-incorporation, for the holding of additional regular meetings, without other notice than such resolution. The Board of Directors may hold any such additional regular meetings by conference telephone or other means of electronic communication by which all directors can hear and speak to each of the other directors.

Section 5.       Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the state of incorporation, as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may hold any special meeting by conference telephone or other means of electronic communication by which all directors can hear and speak to each of the other directors.

Section 6.       Notice. Notice of any special meeting shall be given at least one day previous thereto by oral or written notice given or delivered personally to each director. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business, because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. A director may attend a regular or special meeting of the Board of Directors by conference telephone or other means of electronic communication by which such director can hear and speak to each of the other directors.

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Section 7.       Ouorurn. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 8.       Action by Consent of Board of Directors Without Meeting. Any action required or permitted to be taken by the Board of Directors under any provision of the laws of the state of incorporation may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors. Any certificate or other document filed under any provision of the laws of the state of incorporation which relates to an action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting and that these Bylaws authorize the directors to so act. Such statement shall be prima fade evidence of such authority.

Section 9.       Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

The order of business at any regular meeting or special meeting of the Board of Directors shall be:

1. Calling the roll.

2. Secretary's proof of due notice of meeting, if required.

3. Reading and disposal of unapproved minutes.

4. Reports of officers.

5. Unfinished business.

6. New business.

7. Adjournment.

Section 10.      Vacancies. Any vacancy occurring in the Board of Directors may be, filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

Section 11.      Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor or from receiving compensation for any extraordinary or unusual service as a director.

Section 12.      Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 13.      Resignation of Officers or Directors. Any director or other officer may resign his office at any time, such resignation to be made in writing and to take effect from the time of its receipt by the corporation unless a time be fixed in the resignation and then it will take effect from that date. The acceptance of the resignation shall not be required to make it effective.

Section 14.      Removal. Any director or directors of the corporation may be removed at any time, with or without cause, in the manner provided in the applicable laws of the state of incorporation.

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ARTICLE IV

OFFICERS

Section 1.       Number. The officers of the corporation shall be a Chairman of the Board of Directors, President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, all of whom shall be designated executive officers and each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary shall be designated administrative assistant officers and may be appointed by the President. Any two or more offices may be held by the same person, except the offices of President and Secretary.

Section 2.       Election and Term of Office. The executive officers of the corporation, to be elected by the Board of Directors, shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each executive officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Administrative assistant officers shall hold office at the pleasure of the President.

Section 3.       Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.       Vacancies. A vacancy in any executive office, because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5.       Chairman of the Board of Directors. A Chairman of the Board of Directors shall be elected by the Board of Directors. He shall preside at all meetings of the shareholders and of the Board of Directors.

Section 6.       President. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall be in general charge of the business affairs of the corporation. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 7.       Vice President. In the absence of the President or in the event of his death or inability or refusal to act, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an assistant secretary, certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 8.       Secretary. The Secretary shall: (a) keep the minutes of the shareholder? meetings and of the Board of Directors` meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholders; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 9.       Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

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Section 10.      Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the President, may sign with the President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President.

Section 11.      Salaries. The salaries of the executive officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation. The salaries of the administrative assistant officers shall be fixed by the President.

ARTICLE V

CONTRACTS, LOANS, CHECKS, AND DEPOSITS

Section 1.       Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2.       Loans. No loans in excess of $10,000 shall be contracted on behalf of the corporation, and no evidence of indebtedness in excess of $10,000 shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3.       Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.       Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1.       Certificates for Shares. Certificates representing shares of the corporation shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal .or a facsimile thereof, and shall be signed by the Chairman or Vice-Chairman of the Board of Directors or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary; provided that such signatures may be facsimile if the certificate is counter-signed by a transfer agent or registered by a registrar other than the corporation itself or its employee. Each certificate shall state the name of the corporation, the fact that the corporation is organized or incorporated under the laws of the state of incorporation, the name of the person to whom issued, the date of issue, the class (or series of any class), the number of shares represented thereby, and the par value of the shares represented thereby or a statement that such shares are without par value. A statement of the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue. In lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge except that a restriction on transfer imposed by the corporation shall be noted conspicuously on each certificate. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

Section 2.       Cancellation of Certificates. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

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Section 3.       Lost, Stolen, or Destroyed Certificates. Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of Indemnity to the corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

Section 4.       Transfer of Shares. Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by the holder thereof in person, by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall be express or other notice thereof, save as expressly provided by the statutes of the state of incorporation.

ARTICLE VII

SEAL

The Board of Directors shall provide .a corporate seal, circular in form, having inscribed thereon the corporate name, the state of incorporation and the word "Seal".

ARTICLE VIII

WAIVER. OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the applicable laws of the state of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX

AMENDMENTS

These Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the members of the Board of Directors represented at any regular or special meeting of the Board of Directors.

ARTICLE X

UNIFORMITY OF INTERPRETATION AND SEVERABILITY

The Bylaws shall be so interpreted and construed as to conform to the Articles of Incorporation and the statutes of the state of incorporation or of any other state in which conformity may become necessary by reason of the qualification of the corporation to do business in such foreign state, and where conflict between these Bylaws and the Articles of Incorporation or the statutes of the state of incorporation has arisen or shall arise, these Bylaws shall be considered to be modified to the extent, but only to the extent, conformity shall require. If any provision hereof or the application thereof shall be deemed to be invalid by reason of the foregoing sentence, such invalidity shall not affect the validity the remainder of the Bylaws without the invalid provisions or application thereof, and the provisions of these Bylaws are declared to be severable.

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